165 Peppers Drive	Telephone: (731) 642-0771
Paris, TN 38242	(800) 273-3242
Fax: (731) 642-9795

Members of

American Institute of Certified Public Accountants
AICPA Center for Public Company Audit Firms
AICPA Governmental Audit Quality Center
AICPA Employee Benefit Plan Audit Quality Center
Tennessee Society of Certified Public Accountants
Kentucky Society of Certified Public Accountants

Certified Public Accountants

         www.atacpa.net

June 23, 2011

First Citizens National Bank
P.O. Box 370
Dyersburg, Tennessee 38025-0370

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated June 14, 2011 on the First Citizens National Bank Employee Stock Ownership Plan and Trust and Payroll Stock Ownership Plan appearing in this annual report on Form 11-K for the year ended December 31, 2010.

Sincerely,

Alexander Thompson Arnold PLLC
Paris, Tennessee

Dyersburg, TN	Milan, TN
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